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                                                                     EXHIBIT 21


LISTING OF SUBSIDIARIES:

Aero International, Inc.

Banner Aerospace Foreign Sales Corporation

Banner Aerospace Services, Inc.

Banner Aerospace-Singapore, Inc.

DAC International, Inc.

Dallas Aerospace, Inc.

Discontinued Aircraft, Inc.

Discontinued Services, Inc.

GCCUS, Inc.

Georgetown Jet Center, Inc.

Matrix Aviation, Inc.

NASAM, Inc.

PB Herndon Aerospace, Inc.

Professional Aviation Associates, Inc.

Solair, Inc.

Solair (U.K.) Limited